UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 17, 2013

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Host Hotels & Resorts, L.P. (“Host LP”), for which Host Hotels & Resorts, Inc. acts as the general partner, currently holds an approximately one-third ownership interest in HHR Euro C.V., a joint venture originally formed in March 2006 to acquire hotels in Europe which was subsequently expanded in 2011. Certain subsidiaries of Host LP participate in the joint venture as the general partner and as limited partners (collectively, the “Host Entities”). Our partners in the joint venture are APG Strategic Real Estate Pool N.V., a limited liability company organized under the laws of the Netherlands, and Jasmine Hotels Private Limited, an affiliate of the real estate investment company of the Government of Singapore Investment Corporation Private Limited. The joint venture currently owns 19 luxury and upper upscale hotels located in France, Spain, Italy, the United Kingdom, Poland, Belgium, Germany and the Netherlands.

Increase in Partner Capital Commitments

On April 17, 2013, the partners amended the limited partnership agreement of the joint venture in order to increase the aggregate capital commitments of partners in HHR Euro Cooperatief U.A., which is Fund I of the joint venture, by €150 million. Of this €150 million, the capital commitments of the Host Entities increased by €48.150 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC. (Registrant)

Date: April 23, 2013	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President and Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P. (Registrant)

	By:	HOST HOTELS & RESORTS, INC. Its General Partner

Date: April 23, 2013	By:	/s/ BRIAN G. MACNAMARA
Brian G. Macnamara
Senior Vice President and Corporate Controller